Exhibit 10.19

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Working Capital Loan Contract

Number: 736375593D23080501

Borrower: Jiangsu HUHU Electromechanical Technology Co., LTD

Unified social credit code: ____________________

Legal representative / Person in charge: Wang Yinglai

Address: A3-1208, Tian’an Cyber Park, No. 228, Linghu Avenue, Xinwu District, Wuxi City

Post code: 214000

Account opening financial institution and account number: Bank of China Limited Wuxi Branch

Phone:____________________ Fax:____________________

Lender: Bank of China Limited Wuxi Branch

Legal representative/Person in charge: Chen Xinhong

Domicile: No. 258, Zhongshan Road, Wuxi City

Post code:_____________

Phone:____________________ Fax:____________________

The borrower and the lender have negotiated on an equal footing and reached an agreement on the issue of working capital loans from the lender to the borrower, and hereby enter into this contract.

☐ This contract is a single agreement under the No. 736375593E23072701 ☐ “Credit Line Agreement” and ☐ “General Credit Business Agreement” signed by Jiangsu Huhu Electromechanical Technology Co., Ltd. and Bank of China Co., Ltd. Wuxi Branch.

( Remarks: This is an optional clause, if it is not applicable, it needs to be deleted)

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Article 1 Loan Amount

Borrowing Currency: Renminbi.

Loan Amount: (Upper case) Three million yuan only ;

   (Lower case) ￥3000000.00.

☐ When the borrower actually withdraws money, if due to exchange rate fluctuations, the borrower’s credit balance that has occurred under the above-mentioned “Credit Line Agreement” is converted to      /           (currency) at the exchange rate on the actual withdrawal date      /           has exceeded the credit limit stipulated in the “Credit Line Agreement”, the lender has the right to terminate this contract or reject the borrower’s withdrawal application; If the available credit line is less than the borrower’s loan amount under this contract, the lender has the right to reduce the loan amount under this contract, and determine the loan amount under this contract according to the available credit line.

( Remarks: This clause is an optional clause, which is selected and applied according to the credit line management regulations of each bank. If it is not applicable, it needs to be deleted)

Article 2 Loan Period

Loan period: 10 month      /           days, counted from the actual withdrawal date; if the withdrawal is made in installments, it is counted from the first actual withdrawal date.

The borrower shall withdraw the funds strictly according to the agreed withdrawal time. If the actual withdrawal date is later than the agreed withdrawal time, the borrower shall still repay the loan according to the repayment time agreed in this contract.

Article 3 Use of The Loan

Use of the loan: buy accessories.

Without the written consent of the lender, the borrower shall not change the purpose of the loan, including but not limited to, the borrower shall not use the loan for investment in fixed assets, equity, etc., and shall not use it in any fields prohibited by laws, regulations, regulatory provisions, and production and business operations by the state It shall not be used for on-lending or the purchase of other financial products for arbitrage, and shall not be used for illegally adding hidden debts of local governments, and other purposes that are prohibited from being invested with bank loans.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Article 4 Loan Interest Rate and Interest Calculation and

Settlement (Remarks: Please fill in truthfully and delete inapplicable clauses)

The lender expressly indicates to the borrower the annualized interest rate of the loan under this contract through the “Notification Letter of the Annualized Interest Rate of Loan” attached to this contract. The above-mentioned “Notification Letter of Annualized Interest Rate of Loan” is applicable.

1. Loan Interest Rate

The loan interest rate ( annualized interest rate, RMB loan is simple interest, foreign currency loan is ☐simple interest/☐single compound interest combination (choose one)) is the following (2):

(1) Fixed rate, annual rate      /        %. The contract interest rate remains unchanged during the loan period.

☐ The source of the fixed interest rate for RMB loans is: The quoted market interest rate for one-year/ more than 5-year (choose one) loans announced by the National Interbank Funding Center as of the working day before the effective date of this contract ☐ plus/☐ minus (choose one)      /        base point;

☐ Sources of fixed interest rates for foreign currency loans are:

A. The benchmark interest rate applicable on the effective date of this contract plus      /        basis points. The benchmark interest rate is the interest rate value displayed on the Bloomberg Financial Telecom terminal page or obtained from the Reuters information system for the      /        (Term) ☐USD TERM SOFR ☐JPY TIBOR ☐Euro EURIBOR ☐      /        contract corresponding to the agreed loan currency under this contract ☐ T- 2 ☐ T-3 working days before the signing of the contract. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. The working day mentioned in this paragraph refers to the local working day of the corresponding currency pricing benchmark management institution.

B. The benchmark interest rate applicable on the effective date(T day, if the effective date of the contract is not a working day, then the nearest working day before it is T day) of this contract plus      /        basis points. The benchmark interest rate is displayed on the Bloomberg Financial Telecom terminal page corresponding to the agreed loan currency under this contract ☐USD Overnight SOFR ☐British Overnight SONIA ☐Japanese Yen Overnight TONA ☐Euro Overnight E STR ☐ CHF Overnight SARON ☐      /         T-5 business days rate value. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. The working day mentioned in this paragraph refers to the local working day of the corresponding currency pricing benchmark management institution. (Remarks: This paragraph applies to overnight interest rates)

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

C. The latest _________ month (foreign currency benchmark interest rate) plus      /        basis points obtained from the Reuters information system before 9:00 (Beijing time) on the working day before the effective date of this contract. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. (Remarks: This paragraph applies to term interest rates in foreign currencies other than the US dollar, British pound, Japanese yen, euro, and Swiss franc )

(2) Floating interest rate: With the actual withdrawal date (If the withdrawal is made in installments, it will be the first actual withdrawal day) as the starting date, the price will be re-priced ☐per_____ day/ ☐ per 10 month / ☐per_____ year (choose one)as a cycle. The re-pricing date is the first day of the next floating period, that is, the starting date is on the corresponding day of the re-pricing month, and if there is no corresponding day in the current month, it will be the last day of the month; if the floating period is daily, the re-pricing date is the next The current day of the floating period.

For each withdrawal:

☐ RMB loan floating rate

A. The interest rate for the first period (From the actual withdrawal date to the date when this floating period expires) is the quoted market interest rate for ☐1-year/ ☐ more than 5-year (choose one) loans announced by the National Interbank Funding Center on the working day before the actual withdrawal date ☐ plus/☐ minus (choose one) 25 base point;

B. On the re-pricing date, together with other tranches of withdrawals, the latest ☐ 1-year/☐ 5-year-plus (choose one) loan market announced by the National Interbank Funding Center on the working day before the re-pricing day Quotation rate ☐

plus/☐ minus (choose one) 25 basis points are repriced as the applicable interest rate for this floating period.

☐ Foreign currency borrowing floating rate

A. If the term interest rate is applicable, the interest rate is determined according to the following rules: the interest rate of the first period (from the actual withdrawal date to the expiration date of this floating period) is based on the applicable benchmark interest rate on the actual withdrawal date (T day ) plus        /        basis point interest rate difference, The benchmark interest rate is displayed on the terminal page of Bloomberg Financial Telecom or obtained from the Reuters information system corresponding to the agreed loan currency under this contract        /        (term) ☐USD TERM SOFR ☐JPY TIBOR ☐Euro EURIBOR ☐/ of ☐T-2☐ T-3 business days rate value. On the re-pricing day (T day), together with other tranches of withdrawals, the amount corresponding to the agreed loan currency under this contract displayed on the Bloomberg Financial Telecom terminal page or obtained from the Reuters information system_______ (Term) ☐ USD TERM SOFR ☐Yen TIBOR ☐Euro EURIBOR ☐        / The rate value of ☐T- 2 ☐ T-3 business days plus_______ The spread in basis points determines the applicable interest rate for that floating period. The spread remains unchanged for the duration of the contract. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. The working day mentioned in this paragraph refers to the local working day of the corresponding currency pricing benchmark management institution.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

B. If the overnight interest rate is applicable, the interest accrual rate shall be determined according to the following rules: on each interest accrual date (that is, each natural day during the loan period, the same below) corresponding to the agreed loan currency under this contract that shall be applicable SOFR ☐GBP Overnight SONIA ☐JPY Overnight TONA ☐Euro Overnight ESTR ☐ CHF Overnight SARON ☐ /           plus________ base rate point spread. The interest accrual date shall be determined according to the following method: the first interest rate determination date is the actual withdrawal date, and the subsequent interest rate determination date shall be each interest accrual date after the first interest rate determination date. On the interest rate determination date ( T day, if the interest rate determination date is not a working day, then the nearest working day before it is T day), the benchmark interest rate that should be applied is the currency corresponding to the agreed loan currency under this contract displayed on the Bloomberg Financial Telecom terminal page ☐USD Overnight SOFR ☐GBP Overnight SONIA ☐JPY Overnight TONA ☐Euro Overnight E STR ☐ CHF Overnight SARON ☐        /        T- Rate value for 5 business days. The spread remains unchanged for the duration of the contract. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. The working day mentioned in this paragraph refers to the local working day of the corresponding currency pricing benchmark management institution.

C. The initial interest rate is the latest          /            -month         /          (foreign currency benchmark interest rate) obtained from the Reuters information system before 9:00 (Beijing time) on the working day before the actual withdrawal date plus        /         basis points. On the re-pricing date, together with other withdrawals in installments, the latest withdrawal rate with the same floating period obtained from the Reuters information system before 9:00 on the previous working day (Beijing time )         / (foreign currency benchmark interest rate) plus        /          basis points are repriced as the applicable interest rate for this floating period. If the foreign currency benchmark interest rate is negative, the foreign currency benchmark interest rate shall be zero. (Remarks: This paragraph applies to term interest rates in foreign currencies other than the US dollar, British pound, Japanese yen, euro, and Swiss franc )

2. Interest calculation

(1) Regarding the fixed interest rate in Item 1 (1) of this article, the floating interest rate of RMB loans in Item 1 (2), and items A and C of floating interest rates in foreign currency loans:

The interest is calculated from the actual withdrawal date of the borrower, and is calculated according to the actual withdrawal amount and the number of days of using the loan.

Interest calculation formula: interest = principal x actual number of days x daily interest rate.

The daily interest rate calculation base is 360 days a year, and the conversion formula is: daily interest rate = annual interest rate/360.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

(2) For item B of the foreign currency loan floating rate in item 1 (2) of this article:

The interest is calculated from the actual withdrawal date of the borrower, and is calculated according to the actual withdrawal amount and the number of days of using the loan.

☐Simple interest calculation: For the part calculated according to the pricing basis and the part calculated according to the interest rate difference, the interest is calculated in the form of simple interest.

☐Single compound interest combination interest calculation: For the part calculated according to the pricing basis, the interest of this part every working day = (loan principal + total interest of this part owed as of the previous day) × the applicable base day interest rate on that day; On non-working days, interest is still calculated in the form of simple interest. The part calculated according to the spread is calculated as simple interest.

The daily interest rate calculation base is 360 days a year, and the conversion formula is: daily interest rate = annual interest rate/360.

The above working days refer to the local working days of the corresponding currency pricing benchmark management agency.

3. Interest settlement method

The borrower settles interest in the following method (2):

(1) The interest is settled quarterly, the 20th of the last month of each quarter is the interest settlement date, and the 21st is the interest payment date.

(2) The interest is settled on a monthly basis, the 20th of each month is the interest settlement date, and the 21st is the interest payment date.

If the last repayment date of the loan principal is not on the interest payment date, the last repayment date of the loan principal is the interest payment date, and the borrower shall pay off all interest payable.

4. Penalty interest

(1) If the loan is overdue or not used according to the contractual purpose, from the date of overdue or misappropriation, the overdue or misappropriated part shall be charged according to the penalty interest rate stipulated in this paragraph until the principal and interest are paid off.

For loans that are both overdue and embezzled, penalty interest will be charged at a higher penalty interest rate.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

(2) For the interest and penalty interest that the borrower cannot pay on time, the interest settlement method stipulated in paragraph 3 of this article shall be used to calculate and collect compound interest at the penalty interest rate stipulated in this paragraph.

(3) Penalty interest rate (remarks: fill in truthfully according to the loan currency and interest rate determination method)

RMB loan penalty interest rate,

☐ Penalty interest rate for fixed rate loans

A. Floating interest rate, the floating period is           /           month /           /          Years (Remarks: For fixed-rate loans with a loan term of less than one year (inclusive), the floating period is the original loan period; for fixed-rate loans with a term of more than one year, the floating period is one year). Repriced every float period from the date of expiration or embezzlement. The re-pricing date is the date of overdue or misappropriation on the corresponding day of the re-pricing month. If there is no corresponding day in the current month, the last day of the current month shall be the re-pricing date.

B. The penalty interest rate for overdue loans is        /          % above the base penalty interest rate determined in Item C of this paragraph, and the penalty interest rate for embezzled loans is        /          % above the base penalty interest rate level.

C. During the first floating period, the base interest rate for penalty interest is the borrowing rate agreed in Clause 1 of this article. After each floating cycle is completed, the penalty interest base interest rate for the next floating cycle is determined by ☐ plus/☐ minus (choose one)        /         basis points to the latest ☐ 1-year/☐ 5-year and above (choose one) loan market quotation rate announced by the National Interbank Funding Center on the working day before the re-pricing date.

☐ Penalty interest rate for floating rate loans

A. From the date of overdue or misappropriation, it will float according to the floating period stipulated in paragraph 1 of this article. The penalty interest re-pricing date is the corresponding date of the re-pricing month when the date of overdue or misappropriation falls. If there is no corresponding day in the current month, the last day of the month is the penalty interest re-pricing date.

B. The penalty interest rate for overdue loans is an additional 40 % on the base penalty interest rate determined in item C of this subsection, and the penalty interest rate for embezzled loans is an additional 70 % on the base penalty interest rate level determined in item C of this subsection.

C. The base rate of penalty interest in the first floating cycle is the overdue or misappropriated loan interest rate actually implemented in the current period, and the base rate of penalty interest in the next floating cycle after each floating cycle is re-priced on the re-pricing date in accordance with the method stipulated in paragraph 1 of this article.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Foreign currency loan penalty interest rate,

☐ Penalty interest rate for fixed rate loans

for overdue loans shall be the loan interest rate determined in Item 1 (1) of this article plus        /          base point, the misappropriation of loan penalty interest rate is the level of loan interest rate determined in item 1 (1) of this article plus        /         base point.

☐ Penalty interest rate for floating rate loans

A. The floating period and re-pricing date of the penalty interest are determined according to item (2) of paragraph 1 of this article. The base interest rate of the penalty interest in the first floating period is the overdue or misappropriated loan interest rate actually implemented in the current period, and the next floating period after each full floating period The periodic penalty interest base rate is re-priced on the re-pricing date in accordance with the method agreed in item 1 (2) of this article.

B. The penalty interest rate for overdue loans is the base penalty interest rate determined in item A of this paragraph plus the        /         base point, the misappropriation of loan penalty interest rate is the base penalty interest rate level determined in item A of this subsection plus        /         base point.

☐ Penalty interest rate for floating rate loans (remarks: this paragraph applies to loans with single compound interest combination interest, if not applicable, it can be deleted)

A. From the date of overdue or misappropriation, the base penalty interest rate will fluctuate according to the interest settlement cycle, and the base penalty interest rate for each interest settlement cycle will be the actual execution rate of the previous interest settlement cycle.

B. The penalty interest rate for overdue loans is the base penalty interest rate determined in item A of this paragraph plus the / basis point, the misappropriation of loan penalty interest rate is the base penalty interest rate level determined in item A of this subsection plus / basis point.

5. Others

(1) The “loan interest rate” and “penalty interest rate” under this contract are all tax-included interest rates, that is, the interest charged by the lender to the borrower includes the value-added tax payable in accordance with national laws and regulations.

(2) If there is a major change in the pricing basis of the floating interest rate under this contract, it shall be handled in accordance with the then effective market rules. If the Lender requires the Borrower to sign a supplementary contract on relevant matters at that time, the Borrower shall cooperate.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

(3) The term “pricing benchmark” in this article has the same meaning as the term “benchmark interest rate”.

“TERM SOFR” under this contract refers to the TERM SOFR announced and managed by the Chicago Mercantile Exchange (or the successor manager) as the manager, and “TIBOR” refers to the TERM SOFR managed by the Japan Bankers Association (or the successor manager ) “EURIBOR” refers to the EURIBOR published and managed by the European Money Market Institute (or the successor manager ) as the manager, “Overnight SOFR” means the EURIBOR managed by the Federal Reserve Bank of New York ( or the successor manager ) “Overnight SONIA” refers to the overnight SONIA published and administered by the Bank of England (or the successor administrator ) as the administrator, “Overnight TONA” refers to the overnight SOFR issued and administered by the Bank of Japan (or the successor administrator ) Overnight TONA published and managed, “Overnight ESTR” means the overnight ESTR published and managed by the ECB (or successor administrator ) and “Overnight SARON” means the overnight ESTR managed by the SIX Swiss Exchange (or successor administrator ) Published and administered overnight SARON.

Article 5 Withdrawal Conditions

The borrower must meet the following conditions for withdrawal:

1. This contract and its appendices have come into effect;

2. The borrower has provided guarantee as required by the lender, the guarantee contract has come into force and the statutory approval, registration or filing procedures have been completed;

3. The Borrower has reserved the Borrower’s documents, receipts, seals, names of personnel, and signature samples related to the conclusion and performance of this contract with the Lender, and has filled in relevant vouchers;

4. The borrower has opened an account necessary for the performance of this contract according to the requirements of the lender;

5. Two bank working days before the withdrawal, submit a written application for withdrawal and the relevant documents proving the purpose of the loan to the lender, and go through the relevant withdrawal procedures;

6. ☐ The borrower has submitted to the lender the resolution and letter of authorization of the board of directors or other competent departments agreeing to sign and perform the contract ; Whether the signing of this contract has been approved and authorized.)

7. Legal regulations and other withdrawal conditions agreed by both parties  /                                          .

If the above withdrawal conditions are not met, the lender has the right to reject the borrower’s withdrawal application, unless the lender agrees to grant the loan.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

 Article 6 Withdrawal Time And Method

1. The borrower shall comply with the following paragraph (2) Time and method of withdrawal:

(1) One-time withdrawal on                    /                    (date)

(2) Withdraw the loan within      1     months from August 11, 2023 (date).

(3) Withdrawal in installments according to the following schedule:

withdrawal time	withdrawal amount
/	/
/	/
/	/

2. The lender has the right to reject the borrower’s withdrawal application for the unused portion beyond the above-mentioned period.

3. Loan commitment service (if the borrower is a small and micro enterprise, this paragraph needs to be deleted; if the borrower is not a small and micro enterprise, one of the three options should be reserved according to the actual situation, and the other options must be deleted)

The lender provides commitment services to the borrower during the promised service period (from the effective date of this loan contract to the withdrawal date stipulated in this contract) that the borrower can draw but has not drawn up in the current period (hereinafter referred to as “undrawn loans”). After negotiation between the borrower and the lender, the agreement is as follows:

☐ The borrower pays the commitment fee for the above commitment service. The specific charging standards and collection methods, etc. will be signed separately within the promised service period.

☐ The lender waives the commitment fee for the above-mentioned commitment service according to the principle of “fee reduction and profit sharing”, and the estimated amount of waiver is RMB       /       yuan.

☐ Others:                    /                   (Remarks: Fill in according to the actual agreement)

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Article 7 Payment of Borrowed Funds

1. Loan Disbursement Account

The Borrower shall open the following account with the Lender as the loan disbursement account, and the disbursement and payment of the loan shall be handled through this account. ☐ This account is a special account, which can only be used for the issuance and payment of loan funds, and cannot be used for other payments. ( Remarks: This sentence is an optional expression, if it is not applicable, it needs to be deleted )

Account Name: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Account number:

2. Payment method of loan funds

(1) The payment method of loan funds shall be implemented in accordance with laws, regulations, regulatory requirements and the agreement of this contract. The payment method of loan funds for a single withdrawal shall be confirmed in the withdrawal application. The lender believes that the payment method selected in the withdrawal application If the payment method of loan funds does not meet the requirements, it has the right to change the payment method or stop the issuance and payment of loan funds.

(2) The lender entrusts the payment, that is, the lender pays the loan funds to the counterparty of the borrower who meets the purpose stipulated in this contract according to the borrower’s withdrawal application and payment entrustment. According to the relevant regulations of the China Banking Regulatory Commission and the internal management regulations of the lender, the payment of loan funds that meets one of the following conditions shall adopt the entrusted payment method of the lender:

A. The lender has newly established a credit business relationship with the borrower, and the credit rating of the borrower does not meet the internal requirements of the lender;

B. When applying for withdrawal, the payment object is clear (with a clear account and account name) and the single amount exceeds 3000000.00 Yuan (not included, foreign currency is based on the actual withdrawal date             / exchange rate conversion );

C. Other circumstances stipulated by the lender or agreed with the borrower: /                     .

(3) Borrower’s own payment, that is, after the lender distributes the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower will independently pay to the borrower’s counterparty who meets the purpose stipulated in the contract. Except for the circumstances stipulated in the preceding paragraph that the entrusted payment method of the lender shall be adopted, the payment method of other loan funds shall be the borrower’s own payment.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

(4) Change of payment method. After submitting the withdrawal application, if the borrower’s external payment, credit rating and other conditions change, and the self-paying loan funds meet the conditions stipulated in item (2) of paragraph 2 of this article, the payment method of the loan funds shall be changed. If the payment method is changed or the external payment amount, payment object, and loan purpose are changed under the entrusted payment method, the borrower shall provide the lender with a written description of the change application, and resubmit the withdrawal application and relevant transaction materials proving the use of funds.

3. Specific requirements for entrusted payment of loan funds

(1) Payment entrustment. If the conditions for the entrusted payment of the lender are met, the borrower shall have a clear payment entrustment in the withdrawal application, that is, authorize and entrust the lender to pay the loan funds directly to the designated borrower’s account after transferring the loan funds to the designated borrower’s account. The counterparty account designated by the borrower for the purpose specified in the contract, and necessary payment information such as the name of the receiving counterparty, counterparty account, payment amount, etc. shall be provided.

(2) Provision of transaction information. If the conditions for entrusted payment by the lender are met, the borrower shall provide the lender with its lending account, counterparty account information, and proof materials proving that the withdrawal meets the purpose stipulated in the loan contract each time it withdraws funds. The borrower shall guarantee that all the materials provided to the lender are true, complete and valid. If the relevant transaction information provided by the borrower is untrue, inaccurate or incomplete, resulting in the failure of the lender to complete the entrusted payment obligation in time, the lender shall not bear any responsibility. The repayment obligations of the borrower under this contract will not be affected.

(3) The performance of the lender’s entrusted payment obligation

A. In the case of entrusted payment by the lender, after the borrower submits the payment entrustment and related transaction materials, etc., the lender will pay the loan funds to the borrower’s counterparty through the borrower’s account after reviewing and agreeing.

B．If the lender finds after review that the usage certification materials and other relevant transaction materials provided by the borrower do not comply with the contract or have other defects, it has the right to require the borrower to supplement, replace, explain or resubmit the relevant materials. The lender has the right to refuse the issuance and payment of relevant funds before the qualified relevant transaction materials are obtained.

C. In case of a refund from the opening bank of the counterparty’s account, which causes the lender to fail to pay the loan funds to its counterparty in time according to the borrower’s payment entrustment, the lender shall not bear any responsibility. Payment obligations remain unaffected. The Borrower hereby authorizes the Lender to freeze the funds returned by the counterparty account opening bank. In this case, the borrower shall resubmit relevant transaction materials such as payment entrustment and purpose certification materials.

(4) The borrower shall not evade the entrusted payment of the lender by dividing the whole into parts.

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

4. After the loan funds are disbursed, the borrower shall provide the use records and materials of the loan funds in a timely manner according to the requirements of the lender. The aforementioned materials to be provided include but are not limited to copies of payment vouchers.

5. In any of the following circumstances, the lender has the right to re-determine the loan issuance and payment conditions or stop the loan fund issuance and payment:

(1) The borrower violates the agreement of this contract and evades the lender’s entrusted payment by breaking up the whole into parts;

(2) The credit status of the borrower declines or the profitability of the main business is not strong;

(3) Abnormal use of loan funds;

(4) The borrower fails to provide the loan fund use records and materials in a timely manner as required by the lender;

(5) The borrower pays the loan funds in violation of this agreement.

Article 8 Repayment

1. The borrower designates the following account as the fund return account, and the borrower’s fund return should enter this account. The borrower shall promptly provide information about the funds in and out of the account. The lender has the right to require the borrower to explain the inflow and outflow of large and abnormal funds in the fund return account and supervise the account.

Account Name: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Account number:

2. Unless otherwise agreed by both parties, the borrower shall repay the loan under this contract according to the repayment plan in item (2) below:

(1) All loans under this contract shall be returned on the expiry date of the loan period.

(2) Repay the loan under this contract according to the following repayment plan:

Repayment Time	Repayment Amount
June 10,2024	3000000.00

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

(3) Other repayment plans:                /                .

If the borrower needs to change the above repayment plan, he must submit a written application to the lender five bank working days before the corresponding loan expires, and the change of the repayment plan must be confirmed by both parties in writing.

3. Unless otherwise agreed by the two parties, in the event that the borrower defaults on the loan principal and interest and the cost of realizing the creditor’s rights at the same time, the lender has the right to decide the order of repaying the principal or repaying the interest and the cost of realizing the creditor’s rights; If there are multiple due loans or overdue loans under this contract, the lender has the right to determine the repayment order of a certain loan from the borrower; there are multiple expired loan contracts between the borrower and the lender Yes, the lender has the right to determine the order of the contracts that the borrower will perform for each repayment.

4. Unless otherwise agreed by both parties, the borrower may repay the loan in advance, but shall notify the lender in writing Thirty bank working days in advance. The amount of prepayment is first used to repay the last due loan, and repayment is in reverse order.

For loans that apply simple compound interest combination interest calculation, if early repayment or partial early repayment is involved, the interest corresponding to the principal of the early repayment should be settled in one go.

☐ The lender has the right to charge the early repayment liquidated damages for the early repayment part according to the standard of /                  . (Remarks: This is an optional clause, if it is not applicable or the borrower is a small and micro enterprise, it needs to be deleted)

5. The borrower repays the loan according to the following (1) method.

(1) The borrower deposits sufficient funds in the following repayment account for repayment no later than five bank working days before the due date of each principal and interest, and the lender has the right to actively deduct from this account on the due date of each principal and interest Receive payment.

Repayment account name: Jiangsu Huhu Electromechanical Technology Co., Ltd.   .

Account:

(2) Other repayment methods agreed by both parties:                /                .

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

Article 9 Guarantee (Remarks: Fill in according to the facts, and the inapplicable clauses need to be deleted)

1. The guarantee method for the debt under this contract is:

☐ No Warranty.

⑦ This contract belongs to the main contract under the No. Z66X2022034 ⑦ “Maximum Amount Guarantee Contract”/ ☐ “Maximum Amount Mortgage Contract”/ ☐ “Maximum Amount Pledge Contract” signed by the guarantor Wang Yinglai, Xiao Yujun and the lender, and it provides the maximum amount guarantee.

☐ (Other guarantee methods)____________________________________.

2. If the borrower or guarantor encounters an event that the lender believes may affect its ability to perform the contract, or the guarantee contract becomes invalid, revoked or terminated, or the borrower or guarantor’s financial situation deteriorates or is involved in a major lawsuit or arbitration case, or the account of the borrower or the guarantor is seized, or its ability to perform the contract may be affected due to other reasons, or the guarantor breaches the contract under the guarantee contract or other contracts with the lender, or the collateral depreciates, is damaged, lost, If the guarantee value is weakened or lost due to seizure, the lender has the right to request, and the borrower is obliged to provide new guarantees, replace guarantors, etc. to guarantee the debts under this contract.

Article 10 Invoice Issuance

1. The borrower can apply to the lender for issuing a value-added tax invoice ( ☐ special value-added tax invoice/☐ common value-added tax invoice) after the lender confirms receipt of the payment. The borrower issues a VAT invoice.

2. The borrower may apply for the issuance of a value-added tax invoice at the corresponding business handling agency or other agency designated by the lender.

3. The borrower needs to confirm that the payer, the contract signer and the purchaser listed in the value-added tax invoice are the same taxpayer. If they are not consistent, resulting in the borrower being unable to enter the account or be unable to deduct input tax according to law, the relevant losses shall be borne by the borrower.

4. If the borrower loses the invoice after obtaining it, the lender does not need to reissue the value-added tax invoice to the borrower.

5. If the lender provides a discount to the borrower after negotiation, the value-added tax invoice will be issued based on the discounted price.

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6. If the lender provides free services to the borrower, the lender will not provide value-added tax invoices.

7. The lender issues a value-added tax invoice to the borrower, and the borrower should check the invoice information in a timely manner. If the invoice information is incorrect, the borrower shall promptly apply to the lender for reissuing the value-added tax invoice.

Article 11 Declaration and Commitment

1. The borrower declares as follows:

(1) The Borrower is legally registered and legally existing, and has the full capacity for civil rights and conduct required to sign and perform this contract;

(2) The signing and performance of this contract is based on the Borrower’s true intention, has obtained legal and valid authorization in accordance with the requirements of its articles of association or other internal management documents, and will not violate any agreement or contract binding on the Borrower and other legal documents; the Borrower has obtained or will obtain all relevant approvals, licenses, filings or registrations required to sign and perform this contract;

(3) All documents, financial statements, certificates and other materials provided by the Borrower to the Lender under this contract are true, complete, accurate and valid;

(4) The transaction background of the borrower’s application to the lender to describe the business is true and legal, and does not involve illegal purposes such as money laundering, terrorist financing, proliferation financing of weapons of mass destruction, tax evasion, fraud, etc., and does not violate the United Nations, China and other applicable laws and regulations. sanction provisions;

(5) The borrower has not concealed from the lender the events that may affect its and the guarantor’s financial status and ability to perform ;

(6) Borrowers and loan projects meet the national environmental protection standards, and are not enterprises and projects with prominent energy consumption and pollution problems announced and recognized by relevant state departments and weak rectification efforts, and there is no risk of energy consumption and pollution;

(7) The purpose of the loan and the source of repayment are true and legal;

(8) Other matters stated by the borrower:                /                .

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2. The borrower undertakes as follows:

(1) Submit its financial statements (including but not limited to annual reports, quarterly reports, and monthly reports) and other relevant materials to the lender on a regular or timely basis as required by the lender; the borrower ensures that it continues to meet the requirements of the following financial indicators: maintain profitability;

(2) If the borrower has or will sign a counter-guarantee agreement or similar agreement with the guarantor of this contract on its guarantee obligations, such agreement will not prejudice any rights of the lender under this contract;

(3) Accept the lender’s credit inspection and supervision, and provide sufficient assistance and cooperation; if the borrower pays independently, it shall periodically summarize and report the payment and use of loan funds according to the lender’s requirements. The specific summary report time is: 15th of each month;

(4) If the borrower undergoes merger, division, capital reduction, equity transfer, foreign investment, substantial increase in debt financing, transfer of major assets and creditor’s rights, and other matters that may have an adverse impact on the borrower’s solvency, it must Obtain the prior written consent of the lender;

In case of any of the following circumstances, the borrower shall promptly notify the lender:

A. Changes in the articles of association, business scope, registered capital, and legal representative of the borrower or guarantor;

B. Carry out any form of joint venture, joint venture with foreign businessmen, cooperation, contracted operation, reorganization, restructuring, planned listing and other changes in business methods;

C. Involved in major litigation or arbitration cases, or property or collateral is seized, seized or supervised, or a new guarantee is placed on the collateral;

D. Going out of business, dissolution, liquidation, suspension of business for rectification, cancellation, cancellation of business license, (being) filed for bankruptcy, etc.;

E. Shareholders, directors and current senior executives involved in major cases or economic disputes;

F. The Borrower has default events under other contracts;

G. Business difficulties and financial conditions deteriorate;

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(5) The order of repayment of the debts of the lender by the borrower is prior to the borrowing by the borrower’s shareholders, and no less than the similar debts of other creditors;

☐ Moreover, from the effective date of this contract to the completion of the loan principal and interest and related expenses under this contract, the borrower shall not return the loan to the borrower’s shareholders; (Remarks: This sentence is an optional expression, and those that are not applicable need to be deleted)

(6) ☐ When the net profit after tax in the relevant fiscal year is zero or negative, or the profit after tax is not enough to make up for the accumulated losses in previous fiscal years, or the profit before tax has not been used to pay off the borrower’s repayment in this fiscal year When the principal, interest and expenses or pre-tax profits are not enough to pay off the principal, interest and expenses of the next installment, the borrower will not distribute dividends or bonuses to shareholders in any form;

☐ From the effective date of this contract to the payment of the loan principal and interest and related expenses under this contract, the borrower shall not distribute dividends or bonuses to shareholders in any form;

☐ From the entry into force of this contract to the completion of the loan principal and interest and related expenses under this contract, the dividends and bonuses distributed by the borrower to shareholders shall not exceed      /            % of the borrower’s after-tax profit;

☐ When the after-tax net profit of the relevant accounting year is zero or negative, or the after-tax profit is not enough to make up for the accumulated losses of previous accounting years, or the pre-tax profit has not been used to pay off the principal that should be repaid by the borrower in this accounting year, interest and expenses or pre-tax profits are not enough to pay off the principal, interest and expenses of the next installment, the borrower will not distribute dividends or bonuses to shareholders in any form. And when dividends and bonuses can be distributed to shareholders according to the provisions of this paragraph, the dividends and bonuses distributed by the borrower to shareholders shall not exceed________ %;

( Remarks: Choose one according to actual business needs, and the inapplicable clauses need to be deleted )

(7) The borrower does not dispose of its own assets in a way that reduces its solvency. And promise that the total amount of its external guarantees shall not exceed its own net assets 1.5 times, and the total amount of external guarantees and the amount of individual guarantees do not exceed the limit stipulated in the company’s articles of association;

(8) The borrower shall not transfer the loan funds under this contract to the account of the same name and the account of the related party except for the purpose agreed in this contract or with the consent of the lender.

For the transfer of the account of the same name of the borrower or the transfer of the account of a related party, the borrower shall provide corresponding supporting materials;

(9) ☐ For the loan under this contract, the guarantee conditions, loan interest rate pricing, debt repayment sequence and other loan conditions provided by the borrower to the lender shall not be lower than the conditions given to any other financial institutions now or in the future; (this is an option sex clause)

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(10) ☐ Registration of foreign exchange loans, approval of repayment of principal and interest and other procedures at the Administration of Foreign Exchange in a timely manner; (this is an optional clause)

(11) The lender has the right to withdraw the loan in advance according to the borrower’s withdrawal of funds;

(12) ⑦ The borrower shall submit its environmental (climate), social and governance risk report to the lender. The Borrower represents and warrants enhanced environmental (climate), social and governance risk management and undertakes to accept Lender supervision. The borrower’s violation of the aforementioned agreement constitutes or is deemed to be a breach of contract under this contract, and the lender may take breach of contract relief measures in accordance with this contract; (Note: This is an optional clause, according to the “Green Credit Guidelines” “Guidelines for Green Finance in the Banking and Insurance Industry”, if the borrower is a customer involved in major environmental (climate), social and governance risks, this item should be selected, and if it is not applicable, it should be deleted)

(13) Cooperate with the lender in conducting due diligence, cooperate in providing and updating the information of the institution and its beneficial owners, and provide background information about the transaction;

(14) Other items promised by the borrower:         /            .

Article 12 Disclosure Of Related Party Transactions Within The Borrower’s Group

Both parties agree to apply the following clause 1:

1. The borrower is not a group customer determined by the lender in accordance with the “Guidelines for Risk Management of Commercial Bank Group Customer Credit Business Risk Management” (“Guidelines” for short).

2. The borrower is a group customer determined by the lender in accordance with the “Guidelines for the Risk Management of Commercial Bank Group Customer Credit Business Risk Management” (“Guidelines” for short). The borrower shall promptly report to the lender the related transactions of more than 10% of the net assets, including the related relationship of the parties to the transaction, the transaction items and nature of the transaction, the amount of the transaction or the corresponding proportion, and the pricing policy (including no amount or only symbolic amount of transactions).

If the borrower falls under any of the following circumstances, the lender has the right to unilaterally decide to stop paying the unused loan of the borrower, and to recover part or all of the loan principal and interest in advance: using false contracts with related parties, receivables with no actual trade background Bills, accounts receivable and other claims are discounted or pledged to the bank to obtain bank funds or credit; major mergers, acquisitions and reorganizations occur, and the lender believes that the loan security may be affected; intentional evasion of bank claims through related transactions ; Other circumstances stipulated in Article 18 of the Guidelines.

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Article 13 Events Of Breach Of Contract And Handling

One of the following events constitutes or is deemed to be an event of default by the Borrower under this contract:

1. The Borrower fails to perform its payment and repayment obligations to the Lender as stipulated in this Contract;

2. The borrower fails to use the loan funds in the manner stipulated in this contract or fails to use the obtained funds for the purpose stipulated in this contract; or the borrower uses the loan funds for on-lending or purchases other financial products for arbitrage ; or the borrower violates the regulations New local government hidden debt;

3. The statement made by the borrower in this contract is untrue, or violates its commitments in this contract;

4. In the event of the occurrence of the circumstances stipulated in item (4) of paragraph 2 of Article 11 of this contract, the lender believes that it may affect the financial status and performance ability of the borrower or the guarantor, and the borrower does not provide new guarantees in accordance with the provisions of this contract, or replace the guarantor;

5. The borrower’s credit status declines, or the borrower’s financial indicators such as profitability, repayment ability, operating ability and cash flow deteriorate, breaking through the indicator constraints stipulated in this contract or other financial agreements;

6. ☐ The borrower defaults on other contracts with the lender or other institutions of Bank of China Limited;

⑦ The borrower defaults on other contracts with the lender or other institutions of Bank of China Limited ; the borrower defaults on credit contracts with other financial institutions;

( Remarks: Choose one according to actual business needs, and the inapplicable clauses need to be deleted )

7.The guarantor violates the stipulations in the guarantee contract, or breaches the contract under other contracts with the lender or other institutions of Bank of China Limited;

8. The Borrower terminates its business or undergoes an event of dissolution, revocation or bankruptcy;

9. The borrower is involved or may be involved in major economic disputes, lawsuits, arbitrations, or its assets are sealed up, seized or enforced, or is investigated and dealt with by judicial authorities, taxation, industry and commerce and other administrative authorities according to law, or has been or It may affect the performance of its obligations under this contract;

10. Abnormal changes, disappearances, or investigations by judicial authorities or restrictions on personal freedom of the borrower’s main investors and key management personnel, which have or may affect their performance of obligations under this contract;

D—04: Working capital loan contract—applicable to single, and single-item working capital loan business of Class A and Class B

11. When the lender reviews the borrower’s financial status and ability to perform the contract every year (that is, every year since the effective date of this contract), it finds that there are circumstances that may affect the financial status and ability to perform the contract of the borrower or the guarantor;

12. There are large and abnormal fund inflows and outflows in the designated fund return account and the borrower cannot provide explanatory materials approved by the lender;

13. ⑦ The construction of energy-saving projects is seriously lagging behind, the energy-saving technology and equipment have serious defects, the main facilities or equipment stop and reduce production, resulting in a sharp drop in energy consumption load, the actual energy saving is significantly lower than the predicted amount, and the energy-saving benefits cannot be returned to the designated account in time. Private high-interest loans, external guarantees or new debts without the consent of the lender, the main financial indicators have seriously deteriorated; ( Remarks: This is an optional clause, which should be selected when carrying out energy efficiency credit business in accordance with the “Energy Efficiency Credit Guidelines”, Delete if not applicable )

14. The borrower refuses to cooperate with the lender in conducting due diligence, the borrower or its transaction/counterparties are involved in money laundering, terrorist financing, proliferation of nuclear weapons, violation of applicable sanctions, other violations of laws and regulations, or the borrower or guarantor is listed United Nations, China and other applicable sanctions list or scope of sanctions;

15. The borrower violates other stipulations in this contract about the rights and obligations of the parties.

In the event of a breach of contract specified in the preceding paragraph, the lender has the right to take the following measures separately or simultaneously depending on the specific circumstances:

1. Require the borrower and guarantor to correct their breach of contract within a time limit;

2. Reducing, suspending or canceling or terminating the credit line to the borrower in whole or in part;

3. Suspend or terminate all or part of the Borrower’s business applications for withdrawal under this contract or other contracts between the Borrower and the Lender; for loans that have not been disbursed or trade financing that has not been processed, all or part of the suspension or cancellation, termination of issuance, payment and processing;

4. Announce that all or part of the outstanding loan/trade financing principal and interest and other payables under this contract and other contracts between the borrower and the lender are due immediately;

5. Termination or rescission of this contract, complete or partial termination or rescission of other contracts between the borrower and the lender;

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6. Require the borrower to compensate the lender for the losses caused by its breach of contract, including but not limited to the loss of litigation costs, legal fees, notarization fees, execution fees and other related expenses caused by the realization of the creditor’s rights;

7. Deduct and transfer the money in the accounts opened by the borrower with the lender and other institutions of Bank of China Limited to pay off all or part of the borrower’s debts to the lender under this contract. Undue monies in the account are deemed due early. If the account currency is different from the lender’s business denomination currency, it shall be converted at the lender’s applicable exchange rate at the time of deduction;

8. Exercising the security interest;

9. Require the guarantor to bear the guarantee responsibility;

10. Other measures deemed necessary and possible by the lender.

Article 14 Rights Reserved

If one party fails to exercise part or all of the rights under this contract, or fails to require the other party to perform or assume part or all of the obligations and responsibilities, it does not constitute the party’s waiver of the rights or immunity from the obligations and responsibilities.

Any tolerance, extension or postponement of the exercise of rights under this contract by one party to the other party shall not affect any rights it enjoys under this contract and laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 15 Change, Modification And Termination

This contract can be changed or modified in written form upon mutual agreement of both parties, and any change or modification constitutes an integral part of this contract.

Unless otherwise stipulated by laws and regulations or otherwise agreed by the parties, this contract shall not be terminated until the rights and obligations under it are fully performed.

Unless otherwise stipulated by laws and regulations or otherwise agreed by the parties, the invalidity of any provision of this contract shall not affect the legal effect of other provisions.

Article 16 Applicable Law, Dispute Resolution

This contract shall be governed by the laws of the People’s Republic of China.

After this contract takes effect, both parties can negotiate and resolve all disputes arising from the conclusion and performance of this contract or related to this contract.

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If the negotiation fails, either party may adopt the following 2nd way to solve it:

1. Arbitration. Submit

☐ China International Economic and Trade Arbitration Commission

☐ Beijing Arbitration Commission ( Beijing International Arbitration Center)

☐ _____/            Arbitration Committee

The arbitration shall be conducted in _____/_____ (place of arbitration) according to the arbitration rules of the Association in effect when the application for arbitration is submitted. The arbitration award is final and binding on all parties.

2. Litigation. The parties may negotiate and choose a Chinese court to resolve the issue through litigation.

⑦ Sue in the people’s court of the domicile of the lender or other institution of Bank of China Limited that exercises rights and obligations in accordance with this contract or individual agreement.

☐ Proceed to the International Commercial Court of the Supreme People’s Court ( international commercial disputes with an amount over RMB 300 million ) in accordance with the law.

☐ Prosecute to the people’s court with jurisdiction according to law.

During the dispute resolution period, if the dispute does not affect the performance of other clauses of this contract, the other clauses shall continue to be performed.

Article 17 Appendix

The following appendices and other appendices mutually confirmed by both parties constitute an integral part of this contract and have the same legal effect as this contract.

1. Withdrawal Application (format);

2. “Letter of Notification of Annualized Loan Interest Rate” (Format);

3. ...

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Article 18 Other Agreements

1. Without the written consent of the lender, the borrower shall not transfer any rights and obligations under this contract to a third party.

2. If the lender needs to entrust other institutions of Bank of China Limited to perform the rights and obligations under this contract due to business needs, or transfer the loan business under this contract to other institutions of Bank of China Limited to undertake and manage it, the borrower shall This signifies approval. Other institutions of Bank of China Limited authorized by the lender, or other institutions of Bank of China Limited that undertake the loan business under this contract have the right to exercise all the rights under this contract, and have the right to resolve disputes under this contract in the name of the institution File a lawsuit to the court, submit to an arbitration institution for award or apply for enforcement.

3. Without affecting other stipulations in this contract, this contract is legally binding on both parties and their respective legally created successors and assignees.

4. Unless otherwise agreed, both parties designate the domicile specified in this contract as the correspondence and contact address, and the effective delivery address confirmed by both parties. The scope of application of the service address includes the delivery of various notices, contracts and other documents during the performance of the contract between the two parties, as well as the delivery of relevant documents and legal documents when disputes arise about this contract, and also includes the first instance, second instance, and retrial after the dispute enters arbitration and civil proceedings. and execute the program.

If there is any change in the above address, the changing party will notify the other party of the changed address in writing 3 working days in advance. In arbitration and civil proceedings, when the address of any party changes, it shall perform the obligation of serving the address change notice to the arbitration institution and the court. If a party fails to perform the notification obligation in the aforementioned manner, the delivery address confirmed in this contract shall still be deemed as a valid delivery address.

If the delivery address provided or confirmed by one party is inaccurate, the other party and the court are not notified in a timely manner after the change of the delivery address, and the designated recipient refuses to sign for receipt, etc., the date of return of the document shall be deemed as the date of delivery; if the document is delivered directly, the date when the sender records the situation on the delivery acknowledgment on the spot shall be deemed as the date of delivery.

5. The transactions under this contract are based on their own independent interests. If, according to relevant laws, regulations and regulatory requirements, other parties to the transaction constitute related parties or related persons of the lender, neither party seeks to use such related relationship to affect the fairness of the transaction.

6. The title and business name in this contract are only used for convenience of reference, and shall not be used to explain the content of the terms and the rights and obligations of the parties.

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7. The lender has the right to provide information related to this contract and other relevant information of the borrower to the financial credit information basic database and other legally established credit information databases in accordance with relevant laws, regulations and regulatory requirements, for institutions with appropriate qualifications or Personal inquiry and use according to law. The Lender also has the right to inquire about the relevant information of the Borrower through the basic financial credit information database and other legally established credit information databases for the purpose of concluding and performing this contract.

8. If the date of withdrawal or repayment falls on a legal holiday, it will be postponed to the first working day after the holiday.

9. If the lender is unable to perform this contract or perform in accordance with the provisions of this contract due to changes in laws, regulations, regulatory regulations or requirements of regulatory authorities, the lender has the right to terminate or perform this contract in accordance with changes in laws, regulations, regulatory regulations or requirements of regulatory authorities. If the contract is terminated or changed due to such reasons and the lender is unable to perform or perform in accordance with the contract, the lender shall be exempted from liability.

10. The borrower can consult and complain about this contract and the business and charges under this contract through the contact number of the lender listed in this contract.

☐ 11. The Borrower and the Lender agree to go through the notarization of compulsory execution through negotiation. Within           /           working days after the signing of this contract, the Borrower and the Lender shall go to the notary office to go through the notarization of compulsory execution. Compulsory notarization fees shall be borne by the borrower           /           , and the lender shall bear           /          . If the borrower is a small or micro enterprise, the mandatory notarization fee shall be borne by the lender.

If the borrower fails to perform or improperly perform the repayment obligations stipulated in this contract after the notarization with compulsory execution effect is conducted in accordance with this contract, the lender may apply to the notary institution for an execution certificate and apply to the people’s court with jurisdiction for compulsory execution. People are willing to accept enforcement.

(Remarks: This is an optional clause, if it is not applicable, it needs to be deleted)

Article 19 The Contract Takes Effect

This contract becomes effective on the day when it is signed by the legal representatives (persons in charge) of both parties or their authorized signatories and affixed with the official seal.

This contract is in two copies, each party holds one copy, which has the same legal effect.

Borrower: /s/ Jiangsu HUHU Electromechanical Technology Co., LTD

Lender: /s/ Bank of China Limited Wuxi Branch

Date: August 11, 2023

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Appendix Notice Letter Of Loan Annualized Interest Rate

Number:

To:                   /                   (Borrower)

1. Our bank and your company have signed the “Liquid Capital Loan Contract” numbered             /            . Under the aforementioned contract, our bank, as the lender, will provide your company with an annualized interest rate of             /             . The annualized interest rate ( ☐ Simple interest / ☐ Simple compound interest combination (choose one) ) includes:

(1) Loan interest calculated according to the loan interest rate agreed in Article 4, Paragraph 1 of the aforementioned contract;

(2) All kinds of expenses directly related to the loan stipulated in Article _____/___ of the aforementioned contract; (delete if not applicable)

(3) Various expenses directly related to the loan as agreed in the _____/____ numbered ___/__ signed by your company and our bank separately. (Delete if not applicable)

2. As an annex to the aforementioned contract, this notification letter constitutes an integral part of it and has the same legal effect as the aforementioned contract. Matters not stipulated in the aforementioned contract shall apply to the provisions of the aforementioned contract.

lender: —————/————————————

Authorized signatory: —————/————————————

                                (date)